Delaware
                                -----------------  PAGE 1
                                 The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ISTORAGE NETWORKS, INC.", CHANGING ITS NAME FROM "ISTORAGE NETWORKS, INC." TO "LANDBANK GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2006, AT 5:49 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.














                                        /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

     2753360 8100                               AUTHENTICATION: 4486609

     060083884                                            DATE: 01-30-06

                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 06:23 PM 01/27/2006
                                                      FILED 05:49 PM 01/27/2006
                                                    SRV 060083884-2753360 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                             Istorage Networks, Inc.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Istorage Networks, Inc. on January 25, 2006, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended, said Article shall be and read as follows:

     The name of this corporation is Landbank Group, Inc.,

SECOND: That written consent to this amendment, signed by the holders of outstanding stock of the corporation having the requisite number of votes that would be necessary to authorize this action at a meeting of stockholders duly called and held for such purpose, has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, said corporation has caused this certificate to be signed this 25th day of January, 2006.


By:  /s/ Gary Hewitt
   --------------------------
Authorized Officer

Title:  Secretary/President
Name:   Gary Hewitt